Exhibit 10.4

STOCK PURCHASE AGREEMENT

between

UNISLIM IRELAND LIMITED,

UNISLIM CLUBS LIMITED,

CIARAN McCOURT,

EDIETS BVI, INC.

and

EDIETS.COM, INC.

[                                             ]

[Date]

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) effective as of this              day of                             , 2004, by and between UNISLIM IRELAND LIMITED, a company organized in the Republic of Ireland (“Unislim”), UNISLIM CLUBS LIMITED (“Unislim Clubs”), CIARAN McCOURT, a resident of                  (“McCourt”) (Unislim, Unislim Clubs and McCourt collectively, the “McCourt Parties”), EDIETS BVI, INC., a company organized in the British Virgin Islands (“BVI”), and EDIETS.COM, INC., a Delaware company (“eDiets”) (BVI and eDiets collectively, the “eDiets Parties”; and all of the McCourt Parties and eDiets Parties collectively, the “Parties”) .

RECITALS

A. BVI’s subsidiary, eDiets Europe Limited (“LTD”) is contemplating the sale of the business and certain assets of LTD to Tesco Ireland Limited (“Tesco”), pursuant to the Business Transfer Agreement, and ancillary documents, including, without limitation, the Technology License Agreement and Service Level Agreement between LTD and Tesco (collectively, the “Tesco Transaction”);

B. Subject to the terms and conditions of this Agreement, the McCourt Parties wish to sell and transfer to BVI all of their shares of LTD, which constitute all of the shares of LTD owned by or in the control of any of the McCourt Parties (the “LTD Shares”);

C. Subject to the terms and conditions of this Agreement, BVI desires to acquire the LTD Shares for an aggregate purchase price of [US$                    ], to be paid in the form of (i) cash in the amount of [US$                            ] (the “Cash Payment”) payable to the McCourt Parties and (ii) the balance to McCourt in the form of shares of eDiets common stock, par value $.001 per share, valued and in the amount calculated in the manner described herein (the “eDiets Shares”) (the Cash Payment and eDiets Shares collectively, the “Purchase Price”); and

D. Subject to the terms and conditions of this Agreement, eDiets desires to issue the eDiets Shares to BVI, and BVI desires to assign the eDiets Shares to McCourt for his own account.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE 1

DEFINITIONS

1.1 As used in this Agreement, the following terms shall have the following meanings:

1.2 “Bankruptcy” means: (a) an adjudication of bankruptcy under the U.S. Bankruptcy Reform Act of 1978, as amended, or any successor statute; (b) the specified Person stops payment of, is deemed unable (under Section 123 of the Insolvency Act of 1986 of the U.K. (the “Insolvency Act”)) or otherwise admits inability to pay, its debts or becomes or is deemed to be insolvent; (c) the presentation of a petition for or the making of an assignment or administrative order in respect of the specified Person; (d) an assignment for the benefit of creditors; (e) the specified Person either does, resolves to do or commences negotiations with a view to doing any of the following: (i) makes a general or special arrangement or composition (whether voluntary or compulsory) with its creditors or any class of creditors, (ii) declares or agrees to a moratorium, (iii) issues a notice convening a meeting to resolve to do any of the foregoing (other than for the purpose of a solvent amalgamation or reconstruction), or (iv) makes a proposal for a voluntary arrangement under Section 1 of the Insolvency Act to be made in respect of the specified Person; (f) the filing of a voluntary petition in bankruptcy, winding-up or reorganization or the passing of a resolution for voluntary liquidation, reconstruction or winding up (other than for the purpose of a solvent amalgamation or reconstruction); or (g) the failure to vacate the appointment of a receiver, trustee, provisional liquidator or administrative receiver for any part or all of the assets or property of a party within 60 days from the date of such appointment.

1.3 “Board” means the Board of Directors, or similar governing body, of the applicable party.

1.4 “Business Day” means any day that is not a Saturday or a Sunday and on which banks are open for the conduct of normal banking business in the city of Miami, Florida.

1.5 “Closing” shall mean the consummation of the purchase and sale of the Shares, in accordance with the terms and conditions herein.

1.6 “Confidential Information” of any party means all data, reports, interpretations, forecasts and records containing or otherwise reflecting information concerning the transactions contemplated hereby which is of a confidential nature, not available to the general public and which such party provides or has previously provided to the other party at any time pursuant to or in connection with this Agreement. “Confidential Information” includes any information obtained by a meeting with personnel or representative of a party or its subsidiaries, together with analyses, compilations, studies or other documents prepared by the party obtaining the information, which contain the Confidential Information. However, “Confidential Information” does not include any information which: (a) at the time of disclosure or thereafter is available to the public (other than as a result of a disclosure by a party or its Representative in violation of the terms of this Agreement); or (b) was or becomes available to a party or its Representatives (collectively, the “Informed Party”) from a source other than the other party, unless the Informed Party knows that the source is bound by the terms of a confidentiality agreement with the other party.

1.7 “Encumbrance” means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, option, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

1.8 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

1.9 “Governmental Authority” means any federal, state or local, or foreign government, governmental, regulatory or administrative authority (or subdivision thereof) and any agency or commission or any court, tribunal or judicial or arbitral body that has jurisdiction over any of the Parties or their respective assets.

1.10 “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

1.11 “Law” means any federal, state, local or foreign statute, law, ordinance, regulation, rule, code, order, other requirement or rule of law issued by any Governmental Authority.

1.12 “Material Adverse Effect” means any circumstance, change in, or effect on the business of any party hereto that could reasonably be expected to have a materially adverse effect on the business, operations, assets or liabilities, results of operations or the financial condition of such party.

1.13 “Person” means any individual, partnership, firm, corporation, limited liability company, joint venture, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

1.14 “Purchase Price” shall have the meaning set forth in Recital C hereof.

1.15 “Representative” means, with respect to a party hereto, such party’s directors, officers, employees or attorneys, accountants and other agents and representatives who have need to know Confidential Information of the other party hereto, in order to perform their duties or services.

1.16 “SEC” means the United States Securities and Exchange Commission.

1.17 “Securities Act” means the Securities Act of 1933, as amended.

1.18 “Shares” shall mean the LTD Shares and eDiets Shares, collectively and singularly, as applicable in the context.

1.19 “Stock Restriction Agreement” means the agreement between McCourt and eDiets, which shall be executed and delivered as part of the fulfillment of the Closing conditions.

1.20 “Tax” or “Taxes” means any and all taxes, stamp duties, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Authority or taxing authority, including, without limitation taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges.

ARTICLE II

PURCHASE AND SALE

2.1 Closing. Except as otherwise agreed upon in writing by the Parties, the closing of the purchase and sale of the Shares (the “Closing”) shall take place at the offices of LTD on or before July             , 2004.

2.2 Purchase Price. Subject to fulfillment of the conditions precedent, and based upon the representations and warranties set forth herein, at the Closing, BVI shall purchase from the McCourt Parties, and the McCourt Parties shall sell and transfer to BVI, all of the LTD Shares free and clear of any and all Encumbrances. In consideration of and in full payment for BVI’s receipt of the LTD Shares:

(a) BVI shall pay the Cash Payment to the McCourt Parties, allocated in the respective amounts set forth on Exhibit A attached hereto, subject to the provisions of Section 6.1(a). For purposes of McCourt, £120,000 shall be held back and released to McCourt, without interest, in equal installments on the ninetieth (90th) and on the one hundred eightieth (180th) day following commencement of the Services Agreement between LTD and Tesco, less any amounts payable by Limited to Tesco under Section 10.4 of the Business Transfer Agreement (the “McCourt Holdback”) and less the Escrow Amount described in subsection (c) herein below; and

(b) BVI shall assign and transfer the eDiets Shares to McCourt, together with stock transfer forms duly executed to effect transfer of the eDiets Shares to McCourt on the books and records of eDiets, which eDiets Shares shall be subject to transfer restrictions as further described hereunder. For purposes herein, the number of eDiets Shares issuable to McCourt shall be calculated based on [the Purchase Price less the Cash Payment of $                    ], which amount shall then be divided by the average closing price of eDiets Shares as reported by the Nasdaq Stock Market, Inc., over the twenty (20) days ending on the second trading day prior to the Closing.

(c) [At Closing, and pending a final and binding determination by the Irish Revenue Commissioners (“Revenue”) in respect of the VAT liability of LTD as noted in the audited financial statements of LTD for the year ended 31st December 2003, a portion of the Cash Payment in the amount of [$250,000] (“Escrow Amount”) shall be held by eDiets in a separately designated bank account at [                                             ] (“Escrow Account”). Upon a final and binding determination being made by Revenue of the LTD VAT liability, eDiets shall within five (5) business days of being notified of such determination (A) release the lesser of (i) the Escrow Amount, and (ii) 40 (forty) per cent. of the LTD VAT liability as determined by Revenue, from the Escrow Account and pay this amount to LTD; and (B) release the balance of the Escrow Amount (if any) from the Escrow Account and pay this amount to the McCourt parties.]

ARTICLE III

REPRESENTATIONS AND WARRANTIES

OF McCOURT PARTIES

As of the date hereof and as of the Closing Date, each of the McCourt Parties represents and warrants, jointly and severally, to the eDiets Parties as follows:

3.1 Authority of McCourt Parties. Each of the McCourt Parties has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the McCourt Parties and constitutes the legal, valid and binding obligation thereof, enforceable in accordance with its terms, except as such enforcement may be subject to (a) Bankruptcy or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

3.2 No Conflict. The execution, delivery and performance of this Agreement by the McCourt Parties and the consummation of the transactions contemplated hereby do not and will not: (a) conflict with or violate any applicable Law or Governmental Order applicable to any of the McCourt Parties, which violation or conflict would, individually or in the aggregate, have a Material Adverse Effect on the transactions contemplated hereby; or (b) conflict with, result in any breach of, constitute a default (or an event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the LTD Shares, which conflict or violation would, individually or in the aggregate, have a Material Adverse Effect on the ability of the McCourt Parties to consummate the transactions contemplated hereby.

3.3 The Shares. The LTD Shares consist of all of the shares issued to the McCourt Parties, and all of the LTD Shares and certificates representing the LTD Shares delivered to BVI are free and clear of all Encumbrances, other than those restrictions imposed by this Agreement or by applicable United States federal and state securities laws.

3.4 Consents and Approvals. The execution, delivery and performance of this Agreement by the McCourt Parties do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority or any third party.

3.5 Litigation. No claims or proceedings are pending or, to the knowledge of the McCourt Parties, threatened by or against the McCourt Parties, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby.

3.6 Compliance with Laws. Except for such noncompliance as would not have a Material Adverse Effect, each of the McCourt Parties has conducted and continues to conduct itself in all material respects in accordance with all Laws and all Governmental Orders entered by or with any Governmental Authorities, and each of the McCourt Parties is in compliance with all such Laws or Governmental Orders.

3.7 Full Disclosure. No representation or warranty of the McCourt Parties contained in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading, and it knows of no facts or circumstances which could likely constitute a material breach by LTD of any of its representations, warranties or performance obligations under the Tesco Transaction documents.

3.8 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the McCourt Parties.

3.9 Investor Status. McCourt is (a) a sophisticated investor and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in eDiets represented by the eDiets Shares, and (b) an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

3.10 Investment Intent and Restriction on Transfer. McCourt is acquiring the eDiets Shares for his own account and for investment and not with a view towards, or for sale in connection with, any distribution thereof, nor with any intention of distributing or selling the eDiets Shares.

3.11 Access to Information. Each of McCourt Parties has, prior to Closing, been afforded an opportunity to ask questions of and receive answers from eDiets’ and BVI’s respective officers relating to the subject matter of this Agreement.

3.12 Non U.S. Person. McCourt is not a U.S Person (“U.S. Person”), as such term is defined in Rule 902(k) under Regulation S promulgated under the Securities Act.

3.13 Offshore Transaction. No offer of the Shares was made to McCourt in the United States. At the time the offer for the Shares was made, McCourt was located outside the United States.

3.14 Restrictions on Transfer. McCourt understands that the eDiets Shares have not been registered under the Securities Act, nor is there a present intent to register the eDiets Shares. During the period commencing on the Closing Date and terminating on the one-year anniversary date after the Closing Date (the “Restricted Period”), McCourt shall not offer, sell, pledge or otherwise transfer the eDiets Shares in the United States, to a U.S. Person or for the account or benefit of a U.S. Person, unless the eDiets Shares intended to be offered, sold, pledge or otherwise transferred are registered under the Securities Act or if, in the opinion of counsel reasonably satisfactory to the Company, an exemption from registration is available. All of the eDiets Shares issued to McCourt shall be subject to the Stock Restriction Agreement.

3.15 No Hedging. McCourt shall not engage in hedging transactions with regard to the eDiets Shares prior to the expiration of the distribution compliance period specified in Rule 903 of the Securities Act.

3.16 No Scheme to Avoid Registration. The transactions relating to the purchase of eDiets Shares contemplated by this Agreement: (i) have not been pre-arranged with a purchaser that is located in the United States or is a U.S. Person; and (ii) are not part of a plan or scheme to evade the registration provisions of the Securities Act.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE EDIETS PARTIES

As of the date hereof and as of the Closing Date, each of the eDiets Parties represents and warrants to the McCourt Parties as follows:

4.1 Authority of eDiets Parties. Each of the eDiets Parties has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the eDiets Parties and constitutes the legal, valid and binding obligation thereof, enforceable in accordance with its terms, except as such enforcement may be subject to (a) Bankruptcy or other similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

4.2 No Conflict. The execution, delivery and performance of this Agreement by the eDiets Parties and the consummation of the transactions contemplated hereby do not and will not: (a) conflict with or violate any applicable Law or Governmental Order applicable to any of the eDiets Parties, which violation or conflict would, individually or in the aggregate, have a Material Adverse Effect on the transactions contemplated hereby; or (b) conflict with, result in any breach of, constitute a default (or an event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of any Encumbrance on any of the Shares, which conflict or violation would, individually or in the aggregate, have a Material Adverse Effect on the ability of eDiets Parties to consummate the transactions contemplated hereby.

4.3 The Shares. All of the eDiets Shares delivered to McCourt are free and clear of all Encumbrances, other than those restrictions imposed by this Agreement, the Stock Restriction Agreement, or by applicable United States federal and state securities laws.

4.4 Consents and Approvals. The execution, delivery and performance of this Agreement by the eDiets Parties do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Authority or any third party which could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby.

4.5 Litigation. No claims or proceedings are pending or, to the knowledge of eDiets Parties, threatened by or against eDiets Parties, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect or could reasonably be expected to affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby.

4.6 Compliance with Laws. Except for such noncompliance as would not have a Material Adverse Effect, each of the eDiets Parties has conducted and continues to conduct itself in all material respects in accordance with all Laws and all Governmental Orders entered by or with any Governmental Authorities, and each of the eDiets Parties is in compliance with all such Laws or Governmental Orders.

4.7 Full Disclosure. No representation or warranty of the eDiets Parties contained in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

4.8 Brokers. Except for the Mercanti Group, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the eDiets Parties.

4.9 SEC Reports. The SEC Reports (i) were prepared in accordance with the requirement of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not at the time they were filed, and presently do not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statement made therein, in light of the circumstances under which they were made, not misleading. For purposes herein, “SEC Reports” means the following forms which were filed with the SEC by eDiets: (a) eDiet’s Form 10-KSB for the fiscal year ended December 31, 2002, as amended by Form 10-KSB/A, dated October 9, 2003, and eDiet’s Form 10-KSB for the fiscal year ended December 31, 2003; (b) eDiet’s Form 10-QSB for the quarters ended March 31, 2003, June 30, 2003, September 31, 2003 and March 31, 2004; (c) eDiet’s Form 8-K current reports dated April 14, 2004, and June 25, 2004; and (d) eDiet’s Proxy Statement, dated October 9, 2003.

ARTICLE V

LEGEND ON SHARES

5.1 Legend on Shares. McCourt understands that a legend, in substantially the following form, will be placed on the certificate representing the eDiets Shares:

(a) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). PRIOR TO THE EXPIRATION OF ONE YEAR AFTER THE CLOSING DATE, THESE SECURITIES CANNOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED BY RULE 902(k) ADOPTED UNDER REGULATION S OF THE ACT), UNLESS THE SECURITIES ARE REGISTERED UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE. PRIOR TO THE EXPIRATION OF THE ONE-YEAR RESTRICTED PERIOD, AND SUBJECT TO ANY OTHER TRANSFER RESTRICTIONS ON THE SECURITIES, THE PURCHASER OF THE SECURITIES (WHO IS NOT A DISTRIBUTOR, DEALER, OR SUBUNDERWRITER) MAY RESELL THE SHARES ONLY IN A TRANSACTION EFFECTED OUTSIDE OF THE UNITED STATES AND PROVIDED THE PURCHASER DOES NOT SOLICIT PURCHASERS IN THE UNITED STATES OR OTHERWISE ENGAGE IN SELLING EFFORTS IN THE UNITED STATES. AFTER THE ONE-YEAR RESTRICTED PERIOD EXPIRES, THE SECURITIES CAN BE SOLD IN THE UNITED STATES ONLY IF REGISTERED OR IF, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

(b) THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISION OF THAT CERTAIN STOCK RESTRICTION AGREEMENT, DATED                                 , 2004, BY AND AMONG EDIETS.COM, INC., AND THE HOLDER HEREOF, AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE COMPANY.

ARTICLE VI

DELIVERIES AND CONDITIONS

6.1 Deliveries by BVI. In accordance with Section 2.2, BVI shall take the following acts, or execute or cause to be executed and deliver or cause to be delivered the following documents, certificates and agreements:

(a) Cash Payment. As soon as practicable after the Closing, and after BVI’s receipt of a dividend distribution from LTD, which in no event shall be later than five (5) business days after completion of the Tesco Transaction and LTD’s receipt in good funds thereunder, pay the Cash Payment to the McCourt Parties, allocated ratably in accordance with the respective interests set forth in Exhibit A attached hereto, and subject to the McCourt Holdback, by wire transfer of immediately available funds to the bank account(s) specified in Exhibit A;

(b) Stock Certificate. To McCourt, assign and transfer the certificates representing the eDiets Shares, together with stock transfer forms duly executed to effect transfer of the eDiets Shares to McCourt on the books and records of eDiets, as soon as practicable after eDiets has received Nasdaq approval to issue the eDiets Shares to BVI, as further described in Section 6.2(b); and

(c) eDiets Promissory Note. To eDiets, the form of Promissory Note mutually agreeable between BVI and eDiets in consideration of the issuance of the eDiets Shares to BVI (the “eDiets Promissory Note”) in accordance with this Agreement.

6.2 Deliveries by eDiets. In accordance with Section 2.2, eDiets shall execute or cause to be executed and deliver or cause to be delivered the following documents, certificates and agreements:

(a) Stock Certificate. To BVI, certificates representing the eDiets Shares in consideration of eDiet’s receipt of the executed eDiets Promissory Note. eDiets shall issue the eDiets Shares to BVI promptly after receipt of Nasdaq approval, which approval eDiets shall use best efforts to obtain as soon as reasonably practicable;

(b) Stock Restriction Agreement. To McCourt, the Restriction Agreement, in connection with McCourt’s receipt of the eDiets Shares, executed by eDiets in substantially the form attached hereto as Exhibit B;

(c) McCourt Employment Agreement. To McCourt, the Employment Agreement between eDiets and McCourt, executed by eDiets, in substantially the form attached hereto as Exhibit C; and

(d) Resolutions of eDiets. To the McCourt Parties, a true and complete copy, of the resolutions duly and validly adopted by the Board of eDiets evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

6.3 Deliveries by the McCourt Parties. On or prior to the Closing, the McCourt Parties shall execute or cause to be executed and deliver or cause to be delivered to the eDiets Parties the following documents, certificates and agreements:

(a) Stock Certificates. Certificates representing all of the LTD Shares, together with stock transfer forms duly executed to effect transfer of the LTD Shares to BVI on the books and records of BVI;

(b) Stock Restriction Agreement. The Stock Restriction Agreement, in connection with McCourt’s receipt of the eDiets Shares, executed by McCourt in substantially the form attached hereto as Exhibit B;

(c) McCourt Employment Agreement. The Employment Agreement between eDiets and McCourt, executed by McCourt, in substantially the form attached hereto as Exhibit C; and

(d) Resolutions of Unislim. A true and complete copy of the resolutions duly and validly adopted by the Board evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

6.4 Conditions Precedent to the Parties’ Obligations to Close. The obligations of each of each of the Parties hereunder to consummate the transactions contemplated hereby are subject to the satisfaction or, in each party’s sole discretion, waiver on or before the Closing of each of the following conditions:

(a) Deliveries. Receipt by the appropriate Parties of the items enumerated in Sections 6.1 through 6.3 hereof, except with respect to BVI’s obligations to pay the Cash Payment [and deliver the eDiets Shares – PENDING NASDAQ APPROVAL], which shall become post-Closing obligations in accordance with Sections 6.1 and 6.2; and

(b) Consents and Approvals. Receipt of applicable Governmental Authority and third party approvals to the reasonable satisfaction of eDiets.

ARTICLE VII

INDEMNIFICATION

7.1 Survival; Limitations. All representations and warranties contained herein and made in writing by or on behalf of the Parties hereto in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement and the Closing for a period of twenty-four (24) months following the Closing Date, regardless of any investigation made at any time with respect to any of the foregoing or any information the Parties may have in respect thereto, to the extent such indemnifying party has not received a written notice of claim from the indemnified party within such twelve-month period.

7.2 eDiets Parties’ Right to Indemnification. Subject to the provisions of this Article VII and in addition to any other rights and remedies available to the eDiets Parties under applicable law, the McCourt Parties shall indemnify and hold harmless the eDiets Parties and any of its officers, directors, shareholders, employees, agents, representatives, attorneys, successors, predecessors and assigns from and against: (a) any and all losses, obligations, liabilities, damages, claims, deficiencies, costs and expenses (including, but not limited to, the amount of any settlement entered into pursuant hereto and all reasonable legal and other expenses incurred in connection with the investigation, prosecution or defense of the matter) (collectively “Claims”), which may be asserted against or sustained or incurred by the eDiets Parties in connection with, arising out of, or relating to (i) any breach of any, or any false, incorrect or misleading, representation or warranty that is made by the McCourt Parties herein or in any Exhibit, certificate or other document delivered to the eDiets Parties by McCourt Parties in connection with this Agreement, or (ii) any breach of any agreements and covenants made by the McCourt Parties herein or in any Exhibit, certificate or other document delivered to the eDiets Parties by any of the McCourt Parties in connection with this Agreement; and (b) any and all costs and expenses incurred by the eDiets Parties in connection with the enforcement of its rights under this Agreement. Any payment by McCourt Parties in accordance with this Article VII shall be paid in the form of cash, and not eDiets Shares, except with the prior written consent of eDiets. Furthermore, the aggregate liability of the McCourt Parties to the eDiets Parties under this Article VII shall not exceed the Purchase Price, except in the event of willful misconduct.

7.3 McCourt Parties’ Right to Indemnification. Subject to the provisions of this Article VII and in addition to any other rights and remedies that may be available to the McCourt Parties under applicable law, the eDiets Parties shall indemnify and hold harmless the McCourt Parties and any of its officers, directors, shareholders, employees, agents, representatives, attorneys, successors, predecessors and assigns from and against: (a) Claims which may be asserted against or sustained or incurred by the McCourt Parties in connection with, arising out of, or relating to (i) any breach of any, or any false, incorrect or misleading, representation or warranty that is made by the eDiets Parties herein or in any Exhibit, certificate or other document delivered to McCourt Parties by the eDiets Parties in connection with this Agreement, or (ii) any breach of any agreements and covenants made by the eDiets Parties herein or in any Exhibit, certificate or other document delivered to McCourt Parties by the eDiets Parties in connection with this Agreement; and (b) any and all costs and expenses incurred by the McCourt Parties in connection with the enforcement of its rights under this Agreement. Furthermore, the aggregate liability of the eDiets Parties to the McCourt Parties under this Article VII shall not exceed the Purchase Price, except in the event of willful misconduct.

7.4 Procedure for Claims.

(a) Notice of Claim, Promptly, but in any event within 30 days after obtaining knowledge of any claim or demand which may give rise to, or could reasonably give rise to, a claim for indemnification hereunder (any such claim an “Indemnification Claim”), the party or parties entitled to indemnification hereunder (the “Indemnified Party”) shall give written notice to the party or parties subject to indemnification obligations therefor (the “Indemnifying Party”) of such Indemnification Claim (a “Notice of Claim”). A Notice of Claim shall be given with respect to all Indemnification Claims. However, the failure to timely give a Notice of Claim to the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to the Indemnified Party hereunder to the extent that the Indemnifying Party is not prejudiced by such failure. Subject to Section 7.1, no Indemnified Party shall be entitled to give a Notice of Claim with respect to any representation and warranty after the first anniversary of the Closing Date. The Notice of Claim shall set forth the amount (or a reasonable estimate) of the loss, damage or expense suffered, or which may be suffered, by the Indemnified Party as a result of such Indemnification Claim and a brief description of the facts giving rise to such Indemnification Claim. The Indemnified Party shall furnish to the Indemnifying Party such information (in reasonable detail) as the Indemnified Party may have with respect to such Indemnification Claim (including copies of any summons, complaint or other pleading which may have been served on it and any written claim, demand, invoice, billing or other document evidencing or asserting the same).

(b) Third Party Claims.

(i) If the claim or demand set forth in the Notice of Claim is a claim or demand asserted by a third party (a “Third Party Claim”), the Indemnifying Party shall have 15 days (or such shorter period if an answer or other response or filing with respect to the pleadings served by the third party is required prior to the 15th day) after the date of receipt by the Indemnifying Party of the Notice of Claim (the ‘Notice Date”) to notify the Indemnified Party in writing of the election by the Indemnifying Party to defend the Third Party Claim on behalf of the Indemnified Party.

(ii) If the Indemnifying Party elects to defend a Third Party Claim on behalf of the Indemnified Party, the Indemnified Party shall make available to the Indemnifying Party and its agents and representatives all records and other materials in its possession which are reasonably required in the defense of the Third Party Claim and the Indemnifying Party shall pay any expenses payable in connection with the defense of the Third Party Claim as they are incurred (whether incurred by the Indemnified Party or Indemnifying Party).

(iii) In no event may the Indemnifying Party settle or compromise by any Third Party Claim without the Indemnified Party’s consent, which shall not be unreasonably withheld.

(iv) If the Indemnifying Party elects to defend a Third Party Claim, the Indemnified Party shall have the right to participate in the defense of the Third Party Claim, at the Indemnified Party’s expense (and without the right to indemnification for such expense under this Agreement). However, the reasonable fees and expenses of counsel retained by the Indemnified Party shall be at the expense of the Indemnifying Party if: (A) the use of the counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest; (B) the parties to such proceeding include both the Indemnified Party and the Indemnifying Party and there may be legal defenses available to the Indemnified Party which are different from or additional to those available to the Indemnifying Party; (C) within 10 days after being advised by the Indemnifying Party of the identity of counsel to be retained to represent the Indemnified Party, the Indemnified Party objects to the retention of such counsel for valid reasons (which shall be stated in a written notice to Indemnifying Party), and the Indemnifying Party does not retain different counsel reasonably satisfactory to the Indemnified Party; or (D) the Indemnifying Party authorizes the Indemnified Party to retain separate counsel at the expense of the Indemnifying Party.

(v) If the Indemnifying Party does elect to defend a Third Party Claim, or does not defend a Third Party Claim in good faith, the Indemnified Party may, in addition to any other right or remedy it may have hereunder, at the sole and exclusive expense of the Indemnifying Party, defend such Third Party Claim. However, such expenses shall be payable by the Indemnifying Party only if and when such Third Party Claim becomes payable.

(vi) To the extent that an Indemnified Party recovers an a Third Party Claim, the amount of such recovery (after deduction of all costs and expenses incurred in connection with such Third Party Claim) shall reduce, dollar-for-dollar, the indemnification obligation otherwise owing by the Indemnifying Party.

(c) Cooperation in Defense. The Indemnified Party shall cooperate with the Indemnifying Party in the defense of a Third Party Claim. Subject to the foregoing, (i) the Indemnified Party shall not have any obligation to participate in the defense of or to defend any Third Party Claim, and (ii) the Indemnified Party’s defense of or its participation in the defense of any Third Party Claim shall not in any way diminish or lessen its right to indemnification as provided in this Agreement.

ARTICLE VIII

CONFIDENITAL INFORMATION

8.1 Each of the Parties shall keep confidential all Confidential Information obtained from the other party hereto in connection with the negotiation of this Agreement and the transactions contemplated hereby.

8.2 Notwithstanding the restrictions of Section 8.1, any party (the “Disclosing Party’) may disclose the other party’s Confidential Information: (a) to the Disclosing Party’s Representatives so long as the Representatives are informed of the confidential nature of the Confidential Information; (b) if in the opinion of the Disclosing Party’s legal counsel, disclosure is required pursuant to any applicable Law, including the Securities Act and the Exchange Act; (c) if legally compelled by Governmental Order, judicial or administrative order, deposition, interrogatory, request for documents, subpoena, investigative demand or other discovery process. However, in the case of the foregoing clause (c), the Disclosing Party shall use its reasonable best efforts to prevent disclosure of the Confidential Information by legal means including, if applicable, attempting to obtain a protective order.

8.3 If this Agreement is terminated, the Parties shall, and shall cause their Representatives to, return the other party’s Confidential Information (and all copies thereof) to the other party.

8.4 Each party shall be responsible for a breach of this Article VIII by its Representatives.

ARTICLE IX

TERMINATION

9.1 Grounds for Termination. This Agreement may be terminated at any time prior to Closing:

(a) upon the written mutual consent of the McCourt Parties and the eDiets Parties;

(b) immediately, by the McCourt Parties if any of the eDiets Parties breaches any material representation, warranty or covenant contained herein and such breach has not been cured prior to the Closing Date, after giving written notice to the eDiets Parties;

(c) immediately by the eDiets Parties if any of the McCourt Parties breaches any material representation, warranty or covenant contained herein and such breach has not been cured prior to the Closing Date, after giving written notice to the McCourt Parties;

(d) by either the McCourt Parties or the eDiets Parties if the conditions contained in Section 6.3 hereof have not been satisfied or waived by the Closing Date.

9.2 Effect of Termination. If this Agreement is terminated pursuant to this Article IX:

(a) this Agreement shall become void, except for the terms and conditions of Article VIII hereof, which shall survive such termination; and

(b) neither party shall have any liability unless such party breached a material representation, warranty or covenant contained herein, which breach resulted in reasonable, quantifiable and verifiable damages to the other party hereto.

ARTICLE X

GENERAL PROVISIONS

10.1 Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

10.2 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made) upon the earliest to occur of (a) receipt, if made by personal service, (b) two (2) Business Days after dispatch, if made by reputable overnight courier service, or (c) upon the delivering party’s receipt of a written confirmation of a transmission made by cable, by telecopy, by telegram, or by telex to the respective Parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.2):

(a) if to the eDiets Parties:

with a copy to:

(b) if to any of the McCourt Parties:

with a copy to:

10.3 Public Announcements. Except as required by Law or any applicable Governmental Authority, no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby or otherwise communicate publicly without the prior written consent of the other party. Except to the extent prohibited by applicable law, the Parties shall cooperate as to the timing and contents of any such press release or public announcement.

10.4 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

10.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

10.6 Entire Agreement. This Agreement, including the Recitals first set forth above and all of the Exhibits attached hereto which are incorporated herein by this reference, constitutes the entire agreement of the Parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, between the McCourt Parties and the eDiets Parties with respect to the subject matter hereof and thereof.

10.7 Assignment. This Agreement and the rights and duties hereunder may not be assigned or assumed by operation of law or otherwise without the express prior written consent of the other Parties hereto.

10.8 Amendment, Waiver, This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, each party hereto. Each party to this Agreement may: (a) extend the time for the performance of any of the obligations or other acts of the other Parties; (b) waive any inaccuracies in the representations and warranties of the other Parties contained herein or in any document delivered by the other party pursuant hereto; or (c) waive compliance with any of the agreements or conditions of the other Parties contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by all of the other Parties to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

10.9 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida (without regard to its principles regarding conflicts of law).

10.10 Choice of Forum. All actions or proceedings initiated by any party hereto and arising directly or indirectly out of this Agreement which are brought to judicial proceedings shall be litigated in the United States District Court for the Southern District of Florida or, if such court cannot or will not exercise jurisdiction, in the Florida State Circuit Court sitting in Broward County, Florida. Each of the Parties hereto expressly submits to the exclusive jurisdiction of the above-referenced courts.

10.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

10.12 Attorneys’ Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

10.13 Further Action. Each of the Parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement

[Signature Page Follows]

IN WITNESS WHEREOF, McCourt Parties and eDiets Parties have caused this Agreement to be duly executed as of the date first written above.

EDIETS BVI, INC.	EDIETS.COM, INC.

By:	By:
Name:	Name:
Title:	Title:

UNISLIM IRELAND LIMITED	CIARAN MCCOURT

By:	By:
Name:		Ciarian McCourt
Title:		In His Individual Capacity

UNISLIM CLUBS LIMITED

By:
Name:
Title:

EXHIBIT A

McCOURT PARTIES’ RESPECTIVE INTERESTS

Name	Cash Payment Amount	Bank Routing Information

EXHIBIT B

STOCK RESTRICTION AGREEMENT

EXHIBIT C

EMPLOYMENT AGREEMENT